UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

_______________

Filed by the Registrant  ☒   Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AquaBounty Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2024

The 2024 annual meeting of stockholders of AquaBounty Technologies, Inc. (“we,” “us,” “AquaBounty” or the “Company”) will be held on May 23, 2024, at 8:30 a.m., Eastern Time, at 233 Ayer Road, Suite 4, Harvard, MA 01451, for the following purposes:

•

to elect seven directors to serve on our Board of Directors (our “Board”) for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal (“Proposal 1”);

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2”);
•	to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers (“Proposal 3”); and
•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

After careful consideration, our Board recommends a vote “FOR” the election of each of the director nominees listed in Proposal 1 and a vote “FOR” Proposals 2 and 3.

Only stockholders of record at the close of business on March 25, 2024, the record date, are entitled to notice of and to vote at the annual meeting or at any postponement(s) or adjournment(s) thereof.

Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. Please vote before the annual meeting using the Internet; telephone; or by signing, dating, and mailing the proxy card in the pre-paid envelope, to ensure that your vote will be counted. Please review the instructions on each of your voting options described in the accompanying proxy statement. Your proxy may be revoked before the vote at the annual meeting by following the procedures outlined in the accompanying proxy statement.

Sincerely,

Sylvia Wulf
Chief Executive Officer and Board Chair

Harvard, Massachusetts

April 5, 2024

Forward-Looking Statements

This proxy statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about AquaBounty. All statements other than statements of historical fact are forward-looking statements and AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may,” similar expressions and the negative forms of such expressions to identify such forward-looking statements. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks, uncertainties, and other factors, many of which are outside of our control, which could cause our actual results, performance, or achievements to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our history of net losses and the likelihood of future net losses; our ability to continue as a going concern; our ability to raise substantial additional capital on acceptable terms, or at all, which is required to implement our business strategy as planned, or at all; our ability to raise additional funds in sufficient amounts on a timely basis, on acceptable terms, or at all; our ability to attract and retain key personnel, including key management personnel; our ability to retain and reengage key vendors and engage additional vendors, as needed; our ability to obtain approvals and permits to construct and operate our farms without delay; increases in interest rates; delays and defects that may prevent the commencement of farm operations; rising inflation rates; our ability to finance our Ohio farm through the placement of municipal bonds, which may require restrictive debt covenants that could limit our control over the farm’s operation and restrict our ability to utilize any cash that the farm generates; our ability to manage our growth, which could adversely affect our business; risks related to potential strategic acquisitions, investments or mergers; high customer concentration, which exposes us to various risks faced by our major customers; ethical, legal, and social concerns about genetically engineered products; our ability to gain consumer acceptance of our genetically engineered Atlantic salmon (“GE Atlantic salmon” or “AquAdvantage salmon”) product; the quality and quantity of the salmon that we harvest; a significant fish mortality event in our broodstock or our production facilities; the loss of our GE Atlantic salmon broodstock; disease outbreaks, which can increase the cost of production and/or reduce production harvests; a shutdown, material damage to any of our farms, or lack of availability of power, fuel, oxygen, eggs, water, or other key components needed for our operations; our ability to efficiently and cost-effectively produce and sell salmon at large commercial scale; any contamination of our products, which could subject us to product liability claims and product recalls; security breaches, cyber-attacks and other disruptions could compromise our information, expose us to fraud or liability, or interrupt our operations; our dependence on third parties for the processing, distribution, and sale of our products; any write-downs of the value of our inventory; business, political, or economic disruptions or global health concerns; adverse developments affecting the financial services industry; industry volatility, including fluctuations in commodity prices of salmon; restrictions on Atlantic salmon farming in certain states; agreements that require us to pay a significant portion of our future revenue to third parties; our ability to receive additional government research grants and loans; international business risks, including exchange rate fluctuations; our ability to use net operating losses and other tax attributes, which may be subject to certain limitations; our ability to maintain regulatory approvals for our GE Atlantic salmon and our farm sites and obtain new approvals for farm sites and the sale of our products in other markets; our ability to continue to comply with U.S. Food and Drug Administration regulations and foreign regulations; significant regulations in the markets in which we intend to sell our products; significant costs complying with environmental, health, and safety laws and regulations, and any failure to comply with these laws and regulations; increasing regulation, changes in existing regulations, and review of existing regulatory decisions; lawsuits by non-governmental organizations and others who are opposed to the development or commercialization of genetically engineered products; risks related to the use of the term “genetically engineered,” which will need to be included as part of the acceptable market name for our GE Atlantic salmon, and bioengineering disclosures provided in accordance with U.S. Department of Agriculture regulations; competitors and potential competitors may develop products and technologies that make ours obsolete or garner greater market share than ours; any theft, misappropriation, or reverse engineering of our products could result in competing technologies or products; our ability to protect our proprietary technologies and intellectual property rights; our ability to enforce our intellectual property rights; volatility in the price of our shares of common stock; our ability to maintain our listing on the Nasdaq Stock Market LLC (“Nasdaq”); our success in growing, or our perceived ability to grow, our GE Atlantic salmon successfully and profitably at commercial scale; an active trading market for our common stock may not be sustained; our status as a “smaller reporting company” and a “non-accelerated filer” may cause our shares of common stock to be less attractive to investors; any issuance of preferred stock with terms that could dilute the voting power or reduce the value of our common stock; provisions in our corporate documents and Delaware law could have the effect of delaying, deferring, or preventing a change in control of us; our expectation of not paying cash dividends in the foreseeable future; and other risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

For additional disclosure regarding these and other risks faced by AquaBounty, see disclosures contained in AquaBounty’s public filings with the SEC, including the “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You should consider these factors in evaluating the forward-looking statements included in this proxy statement and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and AquaBounty undertakes no obligation to update such statements as a result of new information, except as required by law.

i

2024 PROXY STATEMENT

233 Ayer Road, Suite 4

Harvard, Massachusetts 01451

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2024

ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

This proxy statement and the accompanying form of proxy are being made available to the stockholders of AquaBounty Technologies, Inc. (“we,” “us,” “AquaBounty” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at our annual meeting of stockholders to be held on May 23, 2024, at 8:30 a.m., Eastern Time, at 233 Ayer Road, Suite 4, Harvard, MA 01451, and any adjournments, continuations or postponements thereof. The meeting will be held for the following purposes:

•

to elect seven directors to serve on our Board for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal (“Proposal 1”);

•	to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2”);
•	to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers (“Proposal 3”); and
•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

After careful consideration, our Board recommends a vote “FOR” the election of each of the director nominees listed in Proposal 1 and a vote “FOR” Proposals 2 and 3.

Where can I obtain proxy-related materials and/or what should I do if I received more than one copy of the Notice and proxy materials?

A copy of our proxy materials is available, free of charge, on www.envisionreports.com/AQB, the Securities and Exchange Commission (“SEC”) website at www.sec.gov, and our corporate website at www.aquabounty.com.  By referring to our website, we do not incorporate our website or any portion of that website by reference into this proxy statement. We have elected to provide access to our proxy materials over the Internet.  Accordingly, on or about April 12, 2024, we expect to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the record date entitled to vote at our annual meeting.  The Notice will provide instructions on how to access our proxy statement and annual report, along with how to vote via the Internet or by telephone.  Instructions on how to request a printed copy of the proxy materials will also be provided in the Notice.  We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help minimize our costs associated with printing and distributing our proxy materials and lessen the environmental impact of our annual meeting of stockholders.

If your shares are held in more than one account at a brokerage firm, bank, broker-dealer, or other similar organization (a “broker or other nominee”), you may receive more than one copy of the proxy materials. Please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. If you are a registered holder, you can accomplish this by contacting our transfer agent, Computershare, at (800) 736-3001 or in writing to Computershare Investor Services, PO. Box 43078, Providence, Rhode Island 02940-3078. If your shares are held in an account at a broker or other nominee, you can accomplish this by contacting that organization.

Why did multiple stockholders at my address receive only one copy of the Notice and proxy materials?

Some brokers or other nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice or set of proxy materials is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 233 Ayer Road, Suite 4, Harvard, MA 01451, Attention: Corporate Secretary or call us at (978) 648-6000. If you want to receive separate copies of the Notice or proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker or other nominee, or you may contact us at the above address or telephone number.

What is the quorum requirement to hold the annual meeting?

Our Common Stock is the only class of securities issued and outstanding, and each holder of our Common Stock is entitled to one vote for each share of the Common Stock standing in the name of such stockholder on the books of the Company on the record date for the annual meeting. Common stockholders of record at the close of business on March 25, 2024, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. The holders of a majority of the stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum at the annual meeting.  On March 25, 2024, the record date for the annual meeting, there were 3,857,444 shares of Common Stock issued and outstanding.

For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes will be counted as present.  If a quorum is not present, or represented at the annual meeting, the stockholders entitled to vote at the annual meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time until a quorum is present or represented.

What is the vote required for each of the proposals?

A summary of our annual meeting proposals and applicable vote standards is set forth below.  Proposal 1 requires a plurality vote. Proposals 2 and 3 require the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote.

Proposal	Vote Options	Vote Required	Effect of Withhold Votes or Abstentions	Broker Non-Votes (if any)

Election of Directors (Proposal 1)	FOR WITHHOLD

At least one FOR vote. Nominees receiving the highest number of “FOR” votes are elected until all board seats are filled.  In an uncontested election, where the number of nominees and available board seats are equal, election requires only a single vote or more.

			No Effect	No Effect

Ratification of Appointment of Independent Auditors (Proposal 2)	FOR AGAINST ABSTAIN	Majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal and which has actually been voted.	No Effect	No Effect (1)

Advisory Vote to Approve the Compensation of our Named Executive Officers (Proposal 3)	FOR AGAINST ABSTAIN	Majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal and which has actually been voted.	No Effect	No Effect

(1) This proposal is considered to be a “routine” matter. Accordingly, if you beneficially own your shares and do not provide voting instructions, your broker or other nominee has discretionary authority to vote your shares on this proposal. Accordingly, we do not expect there to be any broker non-votes on this proposal.

Broker Non-Votes

If you are a beneficial owner of shares held by a broker or other nominee and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee may still be able to vote your shares in its discretion.  Under the rules of the New York

Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers or other nominees that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker or other nominee has not received voting instructions from the beneficial owner of the shares, and the broker or other nominee cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposals 1 and 3 are considered to be “non-routine” under New York Stock Exchange rules such that your broker or other nominee may not vote your shares on those proposals in the absence of your voting instructions.  Conversely, Proposal 2 is considered to be a “routine” matter under New York Stock Exchange rules, and thus if you do not return voting instructions to your broker or other nominee by its deadline, your shares may be voted by your broker or other nominee in its discretion on Proposal 2.

Your Vote

Your vote is very important.  Whether or not you plan to attend the annual meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction card (from your broker or other nominee).

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record, and you received the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy in advance of the meeting. You can also vote in person or by proxy during the annual meeting. There are three ways stockholders of record can vote by proxy in advance of the meeting: (1) by telephone (by following the instructions on the proxy card); (2) by Internet (by following the instructions provided on the proxy card); or (3) by mail, (by completing and returning the proxy card enclosed in the proxy materials prior to the annual meeting). Unless there are different instructions, all shares represented by valid proxies (and not revoked before they are voted) will be voted as follows at the annual meeting:

•	FOR the election of each of the director nominees listed in Proposal 1 (unless the authority to vote for the election of any such director nominee is withheld);
•	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm as described in Proposal 2; and
•	FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in Proposal 3.

If you provide specific voting instructions, your shares will be voted as instructed.  Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until the polls close during the meeting.

Beneficial Owners of Shares Held in Street Name

If your shares are held in an account at a broker or other nominee, then you are the beneficial owner of shares held in “street name,” and such organization forwarded to you the proxy materials. You should follow the instructions from such broker or other nominee in order to vote your shares.

Although we do not know of any business to be considered at the annual meeting other than the proposals described in the proxy statement, if any other business is presented at the annual meeting, your signed proxy or your authenticated Internet or telephone proxy will give authority to each of Sylvia Wulf, David A. Frank and Angela M. Olsen to vote on such matters at his or her discretion.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

How do I attend the meeting?

You are entitled to attend the annual meeting only if you were a stockholder of record as of the record date, or if you are a “beneficial owner” of shares held in “street name” as of the record date and you hold a valid legal proxy for the annual meeting, executed in your favor by your broker or other nominee. Registration will begin at 8:00 a.m., Eastern Time on the date of the annual meeting, and seating will begin immediately after. Since seating is limited, admission to the annual meeting will be on a first-come, first-served basis.

If you plan to attend, in addition to the legal proxy required if you are a “beneficial owner” of your shares, please note that all attendees should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. In addition, if you are the “beneficial owner” of your shares, you will also need proof of ownership as of the record date, such as the Notice, the voting instruction card provided by your broker or other nominee,  your most recent account statement prior to the record date, or similar evidence of ownership. If you do not have a valid picture identification or proof of ownership of our stock, you may be denied admission to the annual meeting. If you do not comply with each of the foregoing requirements, you may not be admitted to the annual meeting.

How do I revoke a proxy?

If you are a stockholder of record, you may revoke your proxy at any time before it is actually voted at the annual meeting by:

•

delivering written notice of revocation to our Corporate Secretary at 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451, which must be received by our Corporate Secretary prior to the start of the annual meeting;

•	submitting a later-dated proxy prior to the applicable cutoff times, as described above; or
•	attending the annual meeting and voting in person.

Your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person attending the annual meeting by executing an acceptable form of proxy designating that person to act on your behalf.

If your shares are held in “street name,” please contact your broker or other nominee if you would like directions on how you may change or revoke your voting instructions.

Who is making this solicitation?

This solicitation is made on behalf of our Board, and we will pay the costs of solicitation. Copies of proxy materials will be furnished to brokers or other nominees holding shares in their names that are beneficially owned by others so that they may forward the proxy materials to such beneficial owners upon request. We will reimburse brokers or other nominees for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers, and employees may solicit proxies by telephone, facsimile, or personal interview. No additional compensation will be paid to these individuals for any such services. We have engaged a third-party solicitor, Georgeson LLC, who may solicit proxies by telephone or by other means of communication on our behalf. The cost for this service is estimated at $20,000, including expenses.  In addition, we have agreed to indemnify Georgeson LLC against certain claims, liabilities, losses, damages and expenses arising out of or in connection with these services.

How can I find the voting results?

We plan to announce preliminary voting results at the meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the annual meeting.

Stockholder Proposals for 2025 Annual Meeting

Stockholder proposals that are intended to be presented at our 2025 annual meeting of stockholders and included in our proxy statement relating to the 2025 annual meeting, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us no later than December 13, 2024, which is 120 calendar days before the anniversary of the date on which this proxy statement was first distributed to our stockholders. If the date of the 2025 annual meeting is moved more than 30 days from the date of the 2024 annual meeting, the deadline for inclusion of proposals in our proxy statement for the 2025 annual meeting instead will be a reasonable time before we begin to print and send our proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2025 annual meeting.

If a stockholder wishes to request business be brought at our 2025 annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act), the stockholder must give advance notice to us prior to the deadline (the “Bylaw Deadline”) for the annual meeting determined in accordance with our Amended and Restated Bylaws (“bylaws”) and comply with certain other requirements specified in our bylaws. Under our bylaws, in order to be deemed properly presented, the notice of a proposal, including nominations for the election of directors, must be delivered to our Corporate Secretary no later than February 26, 2025, which is 45 calendar days prior to the first anniversary of the date on which we mailed the proxy materials for the 2024 annual meeting.

However, if we change the date of the 2025 annual meeting so that it occurs more than 30 days prior to, or more than 30 days after, May 23, 2025, stockholder proposals intended for presentation at the 2025 annual meeting, but not intended to be included in our proxy statement relating to the 2025 annual meeting, must be delivered to or mailed and received by our Corporate Secretary at 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451 no later than the close of business on the 90th calendar day prior to the 2025 annual meeting or the 20th calendar day following the day on which public disclosure of the date of the 2025 annual meeting is first made (the “Alternate Date”). We also encourage you to submit any such proposals via email to investors@aquabounty.com.  If a stockholder gives notice of such proposal after the Bylaw Deadline (or the Alternate Date, if applicable), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2025 annual meeting. Additional requirements applicable to notices of stockholder proposals are set forth in our bylaws. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We have not been notified by any stockholder that such stockholder intends to present a stockholder proposal from the floor at this annual meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting or any adjournment or postponement thereof.

In connection with our solicitation of proxies for our 2025 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board recommends that stockholders vote FOR

the election of EACH OF THE director nominees listed below.

Each director serving on our Board is elected for a one-year term to hold office until the next annual meeting of our stockholders until the election and qualification of his or her successor, subject to his or her earlier death, disqualification, resignation or removal. The nominees named below have agreed to serve if elected, and we have no reason to believe that they will be unavailable to serve. If, however, the nominees named below are unable to serve or decline to serve at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our Board. Unless a stockholder specifies otherwise, a returned, signed proxy will be voted FOR the election of each of the nominees listed below.

The following table sets forth information with respect to the persons nominated for re-election at the annual meeting:

		Director		Committees
Name	Age	Since	Position(s)	Audit	Comp	Nom-Gov
Ricardo J. Alvarez	68	2021	Lead Independent Director		Mem	Chair
Erin Sharp	66	2022	Director	Mem
Gail Sharps Myers	54	2021	Director	Mem	Chair
Christine St.Clare	73	2014	Director	Chair		Mem
Rick Sterling	60	2013	Director	Mem	Mem
Michael Stern	63	2022	Director			Mem
Sylvia A. Wulf	66	2019	Board Chair and CEO

Ricardo J. Alvarez. Dr. Alvarez joined the Board of AquaBounty in March 2021. He is currently the CEO of Hans Kissle Foods, a leading manufacturer of fresh prepared foods. Prior to joining Hans Kissle, he served as CEO of J&K Ingredients, a leading manufacturer of bakery ingredients globally, and as President and CEO of various food manufacturing companies including Passport Foods (SVC), LLC, Richelieu Foods, Ruiz Foods, Anita’s Foods, Overhill Farms and Raymundo’s Food Products. In his 30 years as a leader in the packaged food industry, Dr. Alvarez has implemented growth strategies including new go-to-market initiatives, geographic expansion and innovations of both product and packaging. Dr. Alvarez also has extensive board experience, having served on the boards of Bush Brothers Inc., Clement Pappas Inc., Ruiz Foods and Clear Springs Foods. He currently serves on the board of Phelps Pet Products Inc. Dr. Alvarez brings operational and food industry experience to our Board.

Erin Sharp.  Ms. Sharp joined the Board of AquaBounty in May 2022 after retiring as Group Vice President of Manufacturing and Enterprise Sourcing for The Kroger Co. (NYSE: KR), where she was a Senior Officer having responsibility for companywide manufacturing, food safety and sourcing.  Prior to her 10 years with The Kroger Co., Ms. Sharp had increasing leadership roles in operations and finance with several large consumer product companies; including Sara Lee, Nestle Dreyer’s and Frito Lay.  She served as a board member for the national nonprofit organization Feeding America as well as several industry boards including American Bakers Association, where she was the first female Chair, MilkPEP and the International Dairy Association.  Ms. Sharp earned a bachelor’s degree from the University of Western Ontario and a Master of Business Administration from the University of Texas. Ms. Sharp brings operational and food industry experience to our Board.

Gail Sharps Myers. Ms. Sharps Myers joined the Board of AquaBounty in May 2021. She is the Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary at Denny’s Corporation (NASDAQ:DENN), since February 2024, and she has held senior executive roles at the company since June 2020. Prior to joining Denny’s, she served as Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of American Tire Distributors, Inc. from May 2018 to May 2020, as Senior Vice President, General Counsel and Secretary at Snyder’s-Lance, Inc. (NASDAQ:LNCE) from January 2015 to March 2018 and as Senior Vice President, Deputy General Counsel, Chief Compliance Counsel and Assistant Secretary from 2014 to 2015 at US Foods, Inc. She received her Doctor of Jurisprudence from The Washington College of Law at The American University, her Master of Business Administration from Arizona State University’s W. P. Carey School of Business and her Bachelor of Arts in Political Science at Howard University. Ms. Sharps Myers’ experience and background make her well suited to serve on our Board.

Christine St.Clare.  Ms. St.Clare joined the Board of AquaBounty in May 2014. She is a former Audit Partner at KPMG LLP (“KPMG”) serving publicly traded companies until 2005, after which she transferred to the Advisory Practice, working in the Internal Audit, Risk and Compliance Practice until her retirement in 2010. She also served a four-year term on KPMG’s Board of Directors, where she chaired KPMG’s Audit and Finance Committee for three of the four years. She served on the Board of Directors for Tilray, Inc. (“Tilray”) (NASDAQ:TLRY), from their 2018 IPO through April 2021.  At Tilray, she chaired the Audit Committee and was a member of the Nominating & Governance Committee and the Compensation Committee. She formerly served on the boards of both Fibrocell Science, Inc. (“Fibrocell”), a company that specialized in the development of personalized biologics and Polymer Group, Inc. (“Polymer”), a global manufacturer of engineered materials. Fibrocell was a NASDAQ listed company and Polymer was a Blackstone portfolio company with publicly traded debt.  For both Fibrocell and Polymer, Ms. St.Clare served as the Audit Committee Chair until their respective sales to strategic buyers.  Ms. St.Clare holds a Bachelor of Science in Accounting from California State University at Long Beach and has been a licensed Certified Public Accountant in California, Texas and Georgia. Ms. St.Clare’s background in accounting and support of publicly held companies, as well as her experience with biotechnology, makes her well suited for service on our Board.

Rick Sterling.  Mr. Sterling has served on the Board of AquaBounty since September 2013. He served as the Chief Financial Officer at Precigen Inc. (NASDAQ:PGEN) (“Precigen”) from 2007 through March 2021, including leading them through their initial public offering in 2013. During his term at Precigen, Mr. Sterling was responsible for multiple private and public equity and debt capital raises, financial diligence for and integration of over a dozen acquisitions, SEC reporting and compliance, divestitures of businesses, budgeting, and negotiations of facility leases as well as oversight of human resource and information technology functions. Prior to joining Precigen, he was with KPMG where he worked in the audit practice for over 17 years, with a client base primarily in the healthcare, technology and manufacturing industries. He has a Bachelor of Science in Accounting from Virginia Tech and is a licensed Certified Public Accountant. Mr. Sterling’s background in audit and finance, as well as his experience with technology companies, make him well suited for service on our Board.

Michael Stern. Dr. Stern joined the Board of AquaBounty in May 2022 and is the former CEO of The Climate Corporation and Digital Farming for Bayer Crop Science (“Bayer”) and a member of the Crop Sciences Executive Team.  Before joining Bayer, Dr. Stern had a 30-year career at Monsanto Company (NYSE:MON) (“Monsanto”), where he was a member of Monsanto’s Executive Team and led their Row Crop Business in the Americas.  In addition, Dr. Stern served in a variety of leadership roles at Monsanto, including Vice President of U.S. Seeds and Traits, President of American Seeds, CEO of Renessen LLC, a biotechnology joint venture with Cargill, and Director of Technology for Agricultural Productivity.  Dr. Stern is a member of the Board of Directors of Lavoro Limited.  Dr. Stern also serves as Chairman of the Board of Trustees for the Missouri Botanical Garden and served on the board of the Monsanto Fund and the board of Clara Foods, a San Francisco based company focused on developing novel animal proteins from cell culture. Dr. Stern received a Ph.D. in Chemistry from Princeton University, a Master of Science in Chemistry from the University of Michigan and a Bachelor of Science degree from Denison University.  Dr. Stern’s brings broad experience in the food industry and biotechnology to our Board.

Sylvia Wulf.  Ms. Wulf was appointed Executive Director, President, and Chief Executive Officer of AquaBounty in January 2019. In 2023, Ms. Wulf was elected Chair of the Board of AquaBounty, and she relinquished her position as President, as part of the Company’s leadership progression process. Prior to joining AquaBounty, Ms. Wulf served as a Senior Vice President of US Foods, Inc. (NYSE:USFD), where she had been President of the Manufacturing Division since June 2011. Prior to US Foods, Ms. Wulf held senior positions in Tyson Foods, Inc. (NYSE:TSN), Sara Lee Corporation, and Bunge Corp (NYSE:BG). She is also currently on the Board of Directors and the Executive Committee of both the National Fisheries Institute and the Biotechnology Industry Organization. Ms. Wulf received a Bachelor of Science in Finance from Western Illinois University and a Master of Business Administration from DePaul University. Ms. Wulf provides extensive experience in the food industry in North America, including its fish sector to our Board.

Our Executive Officers

The following table identifies our executive officers who are not members of our Board and sets forth their current positions with us.

Name	Age	Officer Since	Position(s)
David F. Melbourne	57	2022	President
David A. Frank	63	2007	Chief Financial Officer and Treasurer
Angela M. Olsen	55	2019	General Counsel and Corporate Secretary

David F. Melbourne. Mr. Melbourne was appointed President of AquaBounty in August 2023. He joined AquaBounty in June 2019 as Chief Commercial Officer with a background in general management, operations/commercial management and innovation.  His 25 years of experience in the seafood industry spans both wild fisheries and aquaculture.  He served as Senior Vice President, Consumer Marketing/Government & Industry Relations/Corporate Social Responsibility at Bumble Bee Foods, LLC from 2005 to 2019.

David A. Frank. Mr. Frank was appointed Chief Financial Officer and Treasurer of AquaBounty in October 2007.  Prior to joining AquaBounty, he served as Chief Financial Officer of Magellan Biosciences and President of TekCel between 2003 and 2007.

Angela M. Olsen. Ms. Olsen was appointed General Counsel and Corporate Secretary in November 2019. Prior to joining AquaBounty, she served as Senior Advisor and Associate General Counsel at E.I. du Pont de Nemours and Company (NYSE:DD) between 2010 and 2019.

Our executive officers are elected by our Board and hold office until removed by the Board, or until their successors have been duly elected and qualified or their earlier resignation, retirement, removal, or death. The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which they were or are to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers or any associate of any such executive officer is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Corporate Governance Principles

We are committed to having sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace. Our Code of Business Conduct and Ethics and the charters for each of the Audit, Compensation and Human Capital, and Nominating and Corporate Governance Committees are available on the investor relations section of our corporate website (www.aquabounty.com). A copy of our Code of Business Conduct and Ethics and the committee charters may also be obtained upon request to Corporate Secretary, AquaBounty Technologies, Inc., 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451.

Environmental, Social and Governance

We believe Environmental, Social and Governance (“ESG”) concerns are fundamental to our Purpose and Values and serve as a critical foundation to how we operate our business.  Our focus on ESG has been instrumental in driving continuous improvement and building our culture, and has resulted in increased efficiencies and effectiveness throughout our operations.  We believe that taking ESG considerations into account in our decision-making process ensures a disciplined approach to risk management.

Our ESG Committee, which is comprised of our executive management team, with oversight by our Board of Directors, has worked cross functionally to develop our strategy, structure, process and the roadmap for the standards that are relevant to our business.  Currently, we choose to focus on the ESG aspects of (i) energy and water management; (ii) consumer welfare and employee health and safety; and (iii) diversity and inclusion, humane and considerate animal welfare, and sound governance and oversight structure.  Additionally, our framework is aligned with a number of the United Nations Sustainable Development Goals.

Code of Ethics

Our Board has adopted the Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including, but not limited to, our Chief Executive Officer and Chief Financial Officer and other executive and senior financial officers. The Code of Business Conduct and Ethics constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).  Our Code of Business Conduct and Ethics is posted to our website, and we intend to disclose any amendment or waiver of a provision thereof that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website (available at www.aquabounty.com) and/or in our public filings with the SEC. During fiscal year ended December 31, 2023, no waivers were granted from any provision of the Code of Business Conduct and Ethics.

Policy on Trading, Pledging and Hedging of Our Common Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our employees, officers and directors, including hedging and the purchase or sale of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership. To our knowledge, each of our directors and executive officers complied with this policy during 2023.

Stockholder Communications with Directors

Stockholders may communicate with our directors by sending communications to the attention of the Chair of the Board, the Chair of a committee of the Board, or an individual director via U.S. Mail or Expedited Delivery Services to our address at AquaBounty Technologies, Inc., 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451. The Company will forward by U.S. Mail any such communication to the mailing address most recently provided by the Board member identified in the “Attention” line of the communication. All communications must be accompanied by the following information:

•	A statement of the type and amount of the securities of the Company that the submitting individual holds, if any;
•	Any special interest, other than in the capacity of security holder, of the submitting individual in the subject matter of the communication; and
•	The address, telephone number, and email address of the submitting individual.

Board Composition

Each director serving on our Board is elected for a one-year term to hold office until the next annual meeting of our stockholders until the election and qualification of his or her successor, subject to his or her earlier death, disqualification, resignation or removal. The authorized number of directors may be changed by resolution of the Board. The Board has the power to appoint any person as a director to fill a vacancy on the Board.

Board Independence

As required by the Nasdaq listing rules, our Board evaluates the independence of its members at least once annually and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one of our directors.

In February 2024, our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined each of Mses. St.Clare, Sharps Myers and Sharp, and Messrs. Alvarez, Sterling and Stern is an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2).

Board Leadership Structure

Our Board understands that board structures vary greatly among U.S. public corporations, and our Board does not believe that any one leadership structure is more effective at creating long-term stockholder value. Our Board believes that an effective leadership structure could be achieved either by combining or separating the Board Chair and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board believes that, to be effective, the governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

Currently, our Board combines the roles of Chief Executive Officer and Board Chair but has appointed a Lead Independent Director who is elected by the independent directors. The Lead Independent Director serves as a liaison between the independent directors and the Chief Executive Officer and Board Chair, and leads executive sessions of Board meetings consisting of only the independent directors. The role of President has been assumed by a member of the executive leadership team. Our Board believes that this leadership structure is appropriate for the Company at this time because it allows the President to focus on the day-to-day operations of the Company. At the same time, the Chief Executive Officer and Board Chair can focus on corporate strategy and leadership of the Board.  We believe this structure is appropriate given the size of our executive officer team and our growth trajectory in an evolving industry.

Nevertheless, the Board believes that “one size” does not fit all, and the decision of whether to combine or separate the positions of Chief Executive Officer and Board Chair will vary and depend upon our particular circumstances at a given point in time, taking into consideration the depth and breadth of the executive officer team and the composition of the Board.

Board’s Role in Risk Oversight

Our Board is actively engaged in the oversight of the risks we face and consideration of the appropriate responses to those risks. However, our Board delegates certain of such responsibilities to its committees. The Audit Committee is responsible for reviewing with management our Company’s policies and procedures with respect to risk assessment and risk management, including reviewing certain risks associated with our financial and accounting systems, accounting policies, investment strategies, regulatory compliance, insurance programs, and other matters. The Audit Committee also reviews and comments on a periodic risk assessment performed by management. After the Audit Committee performs its review and comment function, it reports any significant findings to our Board. The Board is responsible for the oversight of our risk management programs and, in performing this function, receives periodic risk assessment and mitigation initiatives for information and approval as necessary.  In addition, under the direction of our Board and certain of its committees, our legal department assists in the oversight of corporate compliance activities. The Compensation and Human Capital Committee also reviews certain risks associated with our overall compensation program for employees to help ensure that the program does not encourage employees to take excessive risks.

Currently, our management team conducts an annual risk assessment that is led by our Chief Compliance Officer and provided to our Board as part of their oversight responsibility.  The process includes input from all executive officers and senior managers with all identified risks reviewed by our Disclosure Committee to ensure that all risks are accurately disclosed in our public filings.  Identified risks, along with mitigation plans are reviewed with our outside advisors and reported to our Board on an annual basis with quarterly updates.

Board Meeting Attendance

During 2023, our Board met 11 times, and each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served. Members of the Board and its committees also consulted informally with management from time to time. Additionally, non-management Board members met in executive sessions without the presence of management periodically during 2023. We do not have a formal policy regarding board members’ attendance at our annual meetings of stockholders but encourage them to do so. Our 2023 annual meeting of stockholders was attended by one member of our Board.

Board Diversity

We strive to have a Board with race, ethnicity and gender diversity that represents our community and brings diverse ideas and backgrounds to the table.

The table below provides the Diversity Matrix for our Board:

Board Diversity Matrix (as of April 5, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	3	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

Board Committees

Our Board has three standing committees: the Audit Committee (“AC”), the Compensation and Human Capital Committee (“CHCC”), and the Nominating and Corporate Governance Committee (“NCGC”), each of which operate pursuant to a written charter adopted by our Board that is available on our corporate website (www.aquabounty.com) under “Investor Relations.”

Audit Committee. Mses. St.Clare, Sharps Myers, Sharp and Mr. Sterling serve as members of our AC, and Ms. St.Clare serves as its chair. Each member of the AC satisfies the special independence standards for such committee established by the SEC and Nasdaq, as applicable. Ms. St.Clare is an “audit committee financial expert,” as that term is defined by the SEC in Item 407(d) of Regulation S-K. Stockholders should understand that this designation is an SEC disclosure requirement relating to Ms. St.Clare’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation, or liability than otherwise is imposed generally by virtue of serving on the AC and/or our Board. No AC member is permitted to serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of the AC member to effectively serve on our AC.  Our AC is responsible for, among other things, oversight of our independent auditors and the integrity of our financial statements. Our AC held four meetings in 2023.

Compensation and Human Capital Committee. Ms. Sharps Myers and Messrs. Alvarez and Sterling serve as members of our CHCC, and Ms. Sharps Myers serves as its chair. Our CHCC is responsible for, among other things, establishing and administering our policies, programs, and procedures for compensating our executive officers and Board. The CHCC may only delegate its authority to subcommittees of its members. None of the members of our CHCC is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or CHCC. Our CHCC held four meetings in 2023.

Nominating and Corporate Governance Committee. Messrs. Alvarez and Stern, and Ms. St.Clare serve as members of our NCGC, and Mr. Alvarez serves as its chair. Our NCGC is responsible for, among other things, evaluating new director candidates and incumbent directors and recommending directors to serve as members of our Board committees. Our NCGC held four meetings in 2023.

Director Nominees

Our Board believes that the Board should be composed of individuals with varied, complementary backgrounds who have exhibited proven leadership capabilities within their chosen fields. Directors should have the ability to quickly grasp complex principles of business and finance, particularly those related to our industry. Directors should possess the highest personal and professional ethics, integrity, and values and should be committed to representing the long-term interests of our stockholders. When considering a candidate for director, the NCGC will take into account a number of factors, including, without limitation, the following: depth of understanding of our industry; education and professional background; judgment, skill, integrity, and reputation; existing commitments to other businesses as a director, executive, or owner; personal conflicts of interest, if any; diversity; and the size and composition of the existing Board. Although the Board does not have a policy with respect to consideration of diversity in identifying director nominees, among the many other factors considered by the NCGC are the benefits of diversity in Board composition, including with respect to age, gender, race, and specialized background. When seeking candidates for director, the NCGC may solicit suggestions from incumbent directors, management, stockholders, and others. Additionally, the NCGC may use the services of third-party search firms to assist in the identification of appropriate candidates. During 2023, no director search fees were incurred. The NCGC will also evaluate the qualifications of all candidates properly nominated by stockholders, in the same manner and using the same criteria. A stockholder desiring to nominate a person for election to the Board must comply with the stock holding and advance notice procedures of our Amended and Restated Bylaws, as described in the proxy statement under the heading “Stockholder Proposals for 2025 Annual Meeting.”

Director Compensation

We believe that the compensation we provide to our Board is both competitive and in line with that provided to boards of directors of similar companies in our industry. From time to time, the Board will conduct a market assessment of director compensation.

For fiscal year 2023, the previous Board Chair received prorated annual compensation of $26,658 until his retirement on May 25, 2023.

For fiscal year 2023, all non-employee directors received an annual cash retainer of $40,000, payable in four quarterly installments. The Chair of the AC received an additional $25,000, the Chair of the CHCC and the Chair of the NCGC each received an additional $15,000, and members of a board committee received an additional $5,000 for each committee on which they served. All additional cash payments are paid in four quarterly installments.  All non-employee directors received an annual grant of options to purchase 125 shares of our Common Stock (with an exercise price equal to the fair market value on the date of grant), with vesting daily through the date of the next annual meeting and a grant of $20,000 of restricted share units that vest at the date of the next annual meeting.

The following table discloses all compensation provided to the non-employee directors for the most recently completed fiscal year ended December 31, 2023:

Director Summary Compensation Table

					As of December 31, 2023
	Fees earned or	Stock	Option		Unvested	Unexercised
	paid in cash	Awards (2)	Awards (2)	Total	Stock	Stock
Name	($)	($)	($)	($)	Awards	Options
R. Clothier (1)	$ 26,658	$ -	$ -	$ 26,658	-	-
R. Alvarez	67,500	20,000	900	88,400	2,778	355
E. Sharp	45,000	20,000	900	65,900	2,778	250
G. Sharps Myers	60,000	20,000	900	80,900	2,778	325
C. St.Clare	70,000	20,000	900	90,900	2,778	1,165
R. Sterling	50,000	20,000	900	70,900	2,778	475
M. Stern	45,000	20,000	900	65,900	2,778	250
Total	364,158	120,000	5,400	489,558	16,668	2,820
(1)	Mr. Clothier stepped down from the Board on May 25, 2023 and received a pro-rated fee for his time of service.
(2)

The amounts in these columns represent the grant date fair value of stock awards and stock options granted in 2023, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718.  For a discussion of the assumptions used in calculating these values, see Note 8 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024.

Vote Required

The election of our directors requires a plurality vote.  Director nominees are nominated to serve on our Board for a one-year term, to hold office until the next annual meeting of our stockholders or until the election and qualification of his or her successor and subject to his or her earlier death, disqualification, resignation or removal.  Each nominee must receive at least one FOR vote, and the seven nominees receiving the highest number of FOR votes are elected.  In an uncontested election, where the number of nominees and available board seats are equal, election requires only a single vote or more.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board recommends that stockholders vote FOR the ratification of the appointment of Deloitte & TOUCHE LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Audit Committee (“AC”) of the Board has appointed the firm of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and is asking the stockholders to ratify this appointment.

The AC believes that the retention of Deloitte for the 2024 fiscal year is in the best interest of us and our stockholders. One or more representatives of Deloitte are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

In the event the stockholders fail to ratify the appointment of Deloitte as our independent registered public accounting firm, the AC may reconsider its selection.

Principal Accountant Fees and Services

The following table summarizes the fees billed by Deloitte for the fiscal years ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023	2022
Audit Fees (1)	$ 537,500	$ 529,721
Audit-Related Fees (2)	100,000	-
Tax Fees (3)	57,501	51,042
Total	$ 695,001	$ 580,763

(1)	Represents fees incurred for the audit of our consolidated financial statements and quarterly reviews.
(2)	Represents fees for services related to other filings with the SEC.
(3)	Represents fees incurred for tax preparation and tax-related compliance services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its charter, the AC must pre-approve all engagements of our independent registered public accounting firm, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The AC has delegated to its Chair the authority to evaluate and approve service engagements on behalf of the full AC in the event a need arises for specific pre-approval between AC meetings. All of the audit, audit-related, and tax services provided by our independent registered public accounting firm for the 2023 fiscal year were approved by the AC in accordance with the foregoing procedures.

Vote Required

The affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter and which has been voted is required to ratify the appointment of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL 3:

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board recommends a vote FOR the approval, on a non-binding, advisory basis, of THE COMPENSATION OF our named executive officerS as disclosed in this proxy statement.

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Stockholders are urged to read the “Executive Compensation” section of this proxy statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our named executive officers. Our Board and the Compensation and Human Capital Committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The vote is advisory, which means that the vote is not binding on us, our Board or the Compensation and Human Capital Committee. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our Board. Although non-binding, the Board and the Compensation and Human Capital Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

At our 2023 annual meeting of stockholders, our stockholders supported, on an advisory basis, the Board’s proposal that the say-on-pay advisory vote occur on an annual basis. Although annual say-on-pay advisory votes are not required by our bylaws, the Board currently believes that having our stockholders provide annual feedback on our compensation practices supports effective governance. As a result, and in light of the overwhelming support of our stockholders, the next say-on-pay advisory vote is expected to occur in 2025.

Accordingly, we are asking our stockholders to vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers of AquaBounty Technologies, Inc., as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved on a non-binding, advisory basis.”

Vote Required

The approval of this non-binding, advisory proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter and which has been voted.

OTHER MATTERS

We do not know of any matters to be presented at the 2024 annual meeting of stockholders other than those mentioned in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board recommends.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of March 31, 2024, by (i) each person who, to our knowledge, beneficially owns 5% or more of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each named executive officer (as listed in the Summary Compensation Table, which appears later in this proxy statement), and (iv) all current directors and executive officers as a group. None of the shares reported as beneficially owned by our directors or executive officers are currently pledged as security for any outstanding loan or indebtedness.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The table lists applicable percentage ownership based on 3,857,444 shares of our Common Stock outstanding as of March 31, 2024. The number of shares beneficially owned includes shares of our Common Stock that each person has the right to acquire within 60 days of March 31, 2024, including upon the vesting of stock awards and the exercise of stock options. These stock awards and options are deemed outstanding for the purpose of computing the percentage of outstanding shares of our Common Stock owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares of our Common Stock owned by any other person.

0

	Number of
	Shares
	Beneficially	Percent
Name and address of beneficial owner (1)	Owned (2)	of Class
Ricardo Alvarez	2,244	*
Erin Sharp	8,214	*
Gail Sharps Myers	2,236	*
Christine St.Clare	3,054	*
Rick Sterling	1,929	*
Michael Stern	3,389	*
Sylvia Wulf	28,749	*
David Frank	12,292	*
David Melbourne	11,028	*
Executive officers and directors as a group (10 persons)	91,583	2.3%

*Indicates beneficial ownership of less than one percent of the total outstanding shares of our Common Stock.

(1) Unless otherwise indicated, the address for each beneficial owner is c/o AquaBounty Technologies, Inc., 233 Ayer Road, Suite 4, Harvard, MA 01451.

(2) Beneficial ownership includes shares of Common Stock to be issued pursuant to the vesting of outstanding stock awards and Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2024:

•	Stock Awards
•	Includes 1,389 shares each for Dr. Alvarez, Ms. Sharp, Ms. Sharps Myers, Ms. St.Clare, Mr. Sterling, and Mr. Stern.
•	Stock Options
•	Includes 20 shares each for Dr. Alvarez, Ms. Sharp, Ms. Sharps Myers, Ms. St.Clare, Mr. Sterling, and Mr. Stern.
•	Includes 421 shares for Ms. Wulf.
•	Includes 257 shares for Mr. Frank.
•	Includes 247 shares for Mr. Melbourne.
•	Includes 1,534 shares for our directors and executive officers as a group.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2023, with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (4)
Equity compensation plans approved by security holders (1)	75,669	$ 41.65	68,280
Equity compensation plans not approved by security holders	-	$ -	-
Total	75,669	$ 41.65	68,280

(1)	Consists of the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) and the Company’s 2016 Equity Incentive Plan (“2016 Plan”).
(2)	Includes 1,460 outstanding options under the 2006 Plan and 74,209 outstanding options under the 2016 Plan.
(3)

As of December 31, 2023, the weighted average exercise price of outstanding options under the 2006 Plan was $384.67, and the weighted average exercise price of outstanding options under the 2016 Plan was $34.90.

(4)

Represents shares of the Company’s common stock that remain available for issuance under the 2016 Plan.  The 2006 Plan terminated on March 18, 2016, and there are no shares of common stock reserved for future awards under the 2006 Plan.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” under SEC rules, and as such, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to smaller reporting companies. We are evaluating the need for revisions to our executive compensation program to ensure our program is competitive with those of the companies with which we compete for executive talent and is appropriate for a public company.

Named Executive Officers

The tables and discussion below present compensation information for our chief executive officer and our two other most highly compensated officers for the year ended December 31, 2023 (“fiscal year 2023”), all of whom we refer to collectively as our named executive officers. These officers are:

Name	Age	Position
Sylvia A. Wulf	66	Chief Executive Officer
David F. Melbourne	57	President
David A. Frank	63	Chief Financial Officer

Summary Compensation Table

The following table provides certain summary information concerning the compensation paid to our named executive officers in the fiscal years ended December 31, 2023 and 2022.

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				Option Awards	Non-Equity Incentive Plan Compensation	All other Compensation
		Salary	Stock Awards				Total
Name and Position	Year	($) (1)	($) (2)	($) (2)	($) (3)	($) (4)	($)
S. Wulf	2023	429,762	48,000	10,535	-	8,360	496,657
CEO	2022	409,693	64,000	41,449	30,000	8,415	553,557
D. Melbourne	2023	332,646	28,848	6,331	-	9,979	377,804
President	2022	298,817	35,010	22,672	18,030	8,964	383,493
D. Frank	2023	319,497	28,911	6,345	-	9,585	364,338
CFO	2022	299,469	40,934	26,511	18,069	8,984	393,967

(1)	Represents salaries before any employee contributions under our 401(k) plan.
(2)

The amounts in these columns represent the grant date fair value of stock awards and stock options granted in 2023 and 2022, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions used in calculating these values, see Note 8 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024.

(3)	Amounts represent performance-based annual cash bonuses determined by our Board for the named executive officers for fiscal year 2023.
(4)	Amounts in this column reflect 401(k) matching contributions.

As of December 31, 2023, the base salaries of Ms. Wulf, Mr. Melbourne and Mr. Frank were $432,600, $375,000, and $325,000, respectively. As of December 31, 2022, the base salaries of Ms. Wulf, Mr. Melbourne and Mr. Frank were $412,000, $300,000, and $301,156, respectively. Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all of our employees, including our named executive officers. Certain of our named executive officers are currently party to an employment agreement that provides for the continuation of certain compensation upon termination of employment. See “-Employment Agreements.”

For 2023, each of our named executive officers was eligible to earn an annual cash bonus to compensate them for attaining short-term Company and individual goals as approved by our Board.  For 2023, bonuses were determined based on attaining strategic and financial Company goals, weighted 70% in the aggregate, and individual goals, weighted 30%. The 2023 target bonuses for each of Ms. Wulf and Messrs. Melbourne and Frank were 50%, 40% and 40%, respectively, of his or her annual base salary.  Each individual’s respective target bonus was set by the Board. The actual annual cash bonuses awarded to the named executive officers for 2023 performance, as determined by our Board, are set forth above in the 2023 Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Our Board makes the final determination of the eligibility requirements for and the amounts of such bonus awards.

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the ownership interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Compensation decisions for the officers other than the CEO are made by the CHCC in consultation with the CEO.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain summary information concerning outstanding equity awards held by our named executive officers as of December 31, 2023.

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			Option Awards				Stock Awards (1)
Name and Position	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying options (#) unexercisable	Option Exercise Price	Option Vesting Date (3)	Option Expiration Date	Number of shares or units that have not vested (2)	Market value of shares or units of stock that have not vested ($)
S. Wulf	30-Apr-2019	7,501		$ 44.40	30-Apr-2020	30-Apr-2029
CEO	12-Mar-2020	1,583		$ 37.60	12-Mar-2023	12-Mar-2030
	10-Mar-2021	377	26	$ 134.40	10-Mar-2024	10-Mar-2031
	14-Mar-2022	1,106	737	$ 30.40	14-Mar-2025	14-Mar-2032
	14-Mar-2022						702	2,001
	9-Mar-2023						2,449	6,980
	14-Jun-2023	1,439	4,395	$ 7.20	9-Mar-2026	9-Mar-2033
D. Melbourne	17-Jun-2019	750		$ 42.40	17-Jun-2020	17-Jun-2029
President	2-Jan-2020	750		$ 49.40	2-Jan-2021	2-Jan-2030
	12-Mar-2020	640		$ 37.60	12-Mar-2023	12-Mar-2030
	10-Mar-2021	242	17	$ 134.40	10-Mar-2024	10-Mar-2031
	14-Mar-2022	605	403	$ 30.40	14-Mar-2025	14-Mar-2032
	14-Mar-2022						384	1,094
	9-Mar-2023						1,472	4,195
	14-Jun-2023	864	2,642	$ 7.20	9-Mar-2026	14-Jun-2033
D. Frank	20-Jan-2014	334		$ 468.00	20-Jan-2017	20-Jan-2024
CFO	21-Apr-2017	500		$ 284.00	21-Apr-2020	21-Apr-2027
	27-Feb-2018	758		$ 50.00	27-Feb-2019	27-Feb-2028
	30-Apr-2019	1,000		$ 44.40	30-Apr-2020	30-Apr-2029
	12-Mar-2020	642		$ 37.60	12-Mar-2023	12-Mar-2030
	10-Mar-2021	243	16	$ 134.40	10-Mar-2024	10-Mar-2031
	14-Mar-2022	707	472	$ 30.40	14-Mar-2025	14-Mar-2032
	14-Mar-2022						449	1,280
	9-Mar-2023						1,475	4,204
	14-Jun-2023	866	2,648	$ 7.20	9-Mar-2026	9-Mar-2033

(1)

The market value of stock awards that have not vested is based on the number of shares subject to the stock award outstanding times the closing price of our Common Stock on the Nasdaq Capital Market on December 31, 2023.

(2)

Represents restricted stock units that vest as to 1/3 of the grant on the date of grant, 1/3 of the grant after one year from the date of grant and the remaining 1/3 of the grant after two years from the date of grant.

(3)

Option awards granted in 2018 and 2019 vested daily over a one-year period. Option awards granted in 2023 vest daily over a period ending on March 9, 2026. All other option awards vest daily over a three-year period.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and the other named executive officers (“NEOs”), as calculated in accordance with Item 402(v) of Regulation S-K, and certain financial performance measures.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$ 496,657	$ 440,248	$ 371,071	$ 336,874	$ 7	$(27,211,715)
2022	$ 553,557	$ 497,394	$ 394,753	$ 361,534	$ 35	$(22,157,195)
2021	$ 549,616	$ 313,378	$ 392,195	$ 321,399	$ 97	$(22,322,588)
(1)	The amounts reported in column (b) are the amounts of total compensation reported for Sylvia Wulf for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”).
(2)

Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below).

(3)

The amounts reported in column (d) represent the average of the amounts reported for our Non-PEO NEOs as a group in the “Total” column of the SCT in each applicable year. The Non-PEO NEOs for 2023 were David Melbourne and David Frank and the Non-PEO NEOs for 2022 and 2021 were David Frank and Angela Olsen.

In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to derive compensation actually paid to our PEO and non-PEO NEOs are contained in the following table:

	PEO			Non-PEO NEOs
	2023	2022	2021	2023	2022	2021
Total Compensation	$496,657	$553,557	$549,616	$371,071	$394,753	$392,195
Equity Adjustments:
Less FV of CY RS	(48,000)	(64,000)	(61,800)	(28,880)	(41,016)	(39,823)
Less FV of CY Options	(29,262)	(44,180)	(39,398)	(17,605)	(28,311)	(25,369)
Add YE FV of unvested RS	6,980	21,453	12,894	4,199	13,752	8,316
Add YE FV of unvested Options	7,037	12,899	6,708	4,235	8,266	4,319
Change in FV of PY unvested RS	(8,726)	(4,115)	(80,320)	(5,177)	(2,659)	(16,317)
Change in FV of PY unvested Options	(6,060)	(3,476)	(68,409)	(3,880)	(1,641)	(13,879)
Add CY Vested RS	16,004	21,333	20,555	9,629	13,662	13,229
Add CY Vested Options	10,219	10,278	9,210	6,143	6,586	5,931
Add PY Vested RS	(10,640)	(20,200)	(80,320)	(6,420)	(5,905)	(16,250)
Add PY Vested Options	6,040	13,845	44,640	3,559	4,047	9,046
Actual Compensation	$440,248	$497,394	$313,378	$336,874	$361,534	$321,399

Description of the Relationship Between Compensation Actually Paid and Selected Performance Metric

We believe it is critical for our long-term performance that the compensation program for our executive officers is structured to attract, retain and motivate the talent necessary for our continued growth and success.  The compensation for our PEO and NEOs includes salary, non-equity incentives and stock and option awards.  The equity incentive programs we have in place are intended to build stockholder value by tying the interests of our executive officers to the success of the Company as “owners” of our business.  The charts below depict the relationship between the executive compensation actually paid to our PEO and our non-PEO NEOs and our net income and the value of an initial fixed $100 investment based on Total Shareholder Return (“TSR”) for the three-year period of 2021 through 2023.

Employment Agreements

We have entered into employment agreements with each of Ms. Wulf, and Messrs. Melbourne and Frank. Each agreement provides for the payment of a base salary; an annual bonus opportunity based on a percentage of the executive’s salary, with any bonus payout determined at the discretion of our Board based on achievement of financial targets and other performance criteria; and certain other forms of benefits and compensation. Ms. Wulf’s agreement also included a one-time grant of an option to purchase 150,000 shares of our Common Stock and restricted shares of our Common Stock worth $350,000.

Each employment agreement remains in effect unless and until terminated in accordance with the terms and conditions set forth in the agreement. Each agreement provides that employment may be terminated by either us or the individual with no less than thirty days’ notice to the other party. If the individual’s employment is terminated by us without cause or by the individual for good reason, as those terms are defined in the employment agreement, the individual would be paid one year of continued base salary, starting on the date of termination and a prorated earned bonus payment. In addition, if such termination occurs within 12 months following the occurrence of a change in control (as such term is defined in the employment agreement), the agreement also provides for 100% acceleration of stock option and restricted share grants. Receipt of the severance payments and benefits described above is subject to the individual’s execution of a release of claims and continued compliance with a non-disparagement covenant. Under each agreement, we may terminate the individual’s employment without notice or payment at any time for cause.

401(k) Plan

We provide an employee retirement plan under Section 401(k) of the Internal Revenue Code (the “401(k) plan”), to all U.S. employees who are eligible employees as defined in the 401(k) plan. Subject to annual limits set by the Internal Revenue Service, we match 50% of eligible employee contributions up to a maximum of 3% of an employee’s salary, and vesting in our match is immediate. We made contributions in connection with the 401(k) plan during the years ended December 31, 2023 and 2022, of $113,255 and $94,278, respectively.

Registered Retirement Savings Plan

We also have a Registered Retirement Savings Plan for our Canadian employees. Subject to annual limits set by the Canadian government, we match 50% of eligible employee contributions up to a maximum of 3% of an employee’s salary, and vesting in our match is immediate. We made contributions in connection with this plan during the years ended December 31, 2023 and 2022, of $45,210 and $44,038, respectively.

Indemnification of Officers and Directors

We have agreed to indemnify our directors and officers in certain circumstances. See “Related-Party Transactions, Policies, and Procedures- Agreements with Our Directors and Executive Officers.”

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

RELATED PERSON TRANSACTIONS, POLICIES, AND PROCEDURES

In addition to the director and executive compensation arrangements discussed above in the sections titled “Proposal 1 - Election of Directors” and “Executive Compensation,” we have been a party to the following transactions since January 1, 2022, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years, and in which any director, executive officer, or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a direct or indirect material interest. We also describe below certain transactions and series of similar transactions since January 1, 2022, with our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons to which we are party.

Agreements with Our Directors and Executive Officers

For more information regarding employment agreements with certain of our executive officers, see ‘‘Executive Compensation - Employment Agreements.’’

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board to the maximum extent allowed under Delaware law.

Letter Agreement with TS Aquaculture

On July 30, 2021, we entered into a letter agreement (the “Letter Agreement”) with TS Aquaculture and certain of its affiliates that required us to file a registration statement to register the shares of Common Stock held by TS Aquaculture and certain of its affiliates and keep it effective for a period of not less than 24 months.  The registration statement was filed on August 5, 2021.  TS Aquaculture agreed to pay all expenses incurred in connection with such registration statements.

The entry into the Letter Agreement constituted a transaction with a “related person” as defined by Item 404 of Regulation S-K because TS Aquaculture was an affiliate at that time and had appointed three members of our Board.  Pursuant to our policy, the Audit Committee (“AC”) was responsible for the review and approval of this transaction. After it had reviewed and considered all relevant facts and circumstances, including, but not limited to, whether the transaction was on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.  As a result, entry into the Letter Agreement and this transaction was approved by the disinterested members of our Board on July 27, 2021, upon the recommendation of the AC.

On July 30, 2023, the registration statement filed pursuant to the Letter Agreement for the Common Stock held by TS Aquaculture and certain of its affiliates terminated pursuant to its terms.

Policies and Procedures for Review of Related Person Transactions

Our Board has adopted a written policy with respect to related person transactions. This policy governs the review, approval, and ratification of covered related person transactions. The AC of the Board manages this policy.

For purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we (or any of our subsidiaries) were, are, or will be a participant, and in which any related person had, has, or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the AC relies upon Item 404 of Regulation S-K promulgated under the Exchange Act.

A “related person” is defined as:

•	any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;
•	any person who, at the time of the occurrence or existence of the transaction, is known to be the beneficial owner of more than 5% of any class of our voting securities;
•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee, or more- than-five-percent beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more-than-five-percent beneficial owner.

The policy generally provides that we may enter into a related person transaction only if:

•	the AC pre-approves such transaction in accordance with the guidelines set forth in the policy;
•

the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, and the AC (or the chair of the AC) approves or ratifies such transaction in accordance with the guidelines set forth in the policy;

•	the transaction is approved by the disinterested members of the Board; or
•	the transaction involves compensation approved by the Compensation and Human Capital Committee of the Board.

If a related person transaction is not pre-approved by the AC, and our management determines to recommend such related person transaction to the AC, such transaction must be reviewed by the AC. After review, the AC will approve or disapprove such transaction. In addition, the AC reviews the policy at least annually and recommends amendments to the policy to the Board from time to time.

The policy provides that all related person transactions will be disclosed to the AC and all material related person transactions will be disclosed to the Board. Additionally, all related person transactions requiring public disclosure will be properly disclosed in our public filings.

The AC will review all relevant information available to it about the related person transaction. The policy provides that the AC may approve or ratify the related person transaction only if the AC determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the AC may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited consolidated financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K for that period.

Composition and Charter. The Audit Committee (“AC”) of our Board currently consists of four independent directors, as that term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules: Ms. St.Clare, who serves as Chair of the AC, Mr. Sterling, Ms. Sharps Myers and Ms. Sharp. The AC operates under a written charter adopted by our Board and is available on our corporate website (www.aquabounty.com) under “Investor Relations.” The Board and the AC review and assess the adequacy of the charter and the AC performance on an annual basis.

Responsibilities. The AC assists our Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to our stockholders and others; reviewing our systems of internal control over financial reporting, disclosure controls and procedures, and our financial reporting process that management has established and the Board oversees; and endeavoring to maintain free and open lines of communication among the AC, our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”) and management. The AC is also responsible for the review of all critical accounting policies and practices to be used by us; the review and approval or disapproval of all proposed transactions or courses of dealings that are required to be disclosed by Item 404 of Regulation S-K that are not otherwise approved by a comparable committee or the entire Board; and establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The AC also has the authority to secure independent expert advice to the extent the AC determines it to be appropriate, including retaining independent counsel, accountants, consultants, or others, to assist the AC in fulfilling its duties and responsibilities.

It is not the duty of the AC to plan or conduct audits or to prepare our consolidated financial statements. Management is responsible for preparing our consolidated financial statements and has the primary responsibility for assuring their accuracy and completeness, and Deloitte is responsible for auditing those consolidated financial statements and expressing its opinion as to their presenting fairly in accordance with Generally Accepted Accounting Principles (“GAAP”) our financial condition, results of operations, and cash flows. However, the AC does consult with management and Deloitte prior to the presentation of consolidated financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the AC is responsible for the oversight of Deloitte; considering and approving the appointment of and approving all engagements of, and fee arrangements with Deloitte; and the evaluation of Deloitte’s independence.

In the absence of their possession of information that would give them a reason to believe that such reliance is unwarranted, the members of the AC rely without independent verification on the information provided to them, and on the representations made, by our management and our independent registered public accounting firm. Accordingly, the AC’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The AC’s authority and oversight responsibilities do not independently assure that the audits of our consolidated financial statements are conducted in accordance with auditing standards generally accepted in the United States, or that our consolidated financial statements are presented in accordance with GAAP.

Review with Management and Independent Registered Public Accounting Firm. The AC has reviewed and discussed the quality, not just the acceptability, of our accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements with our management and Deloitte. In addition, the AC has consulted with management and Deloitte prior to the presentation of our consolidated financial statements to stockholders. The AC has discussed with Deloitte the matters required to be communicated by Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The AC has received the written communications and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the AC concerning independence and has discussed with Deloitte its independence from us, including whether its provision of non-audit services has compromised such independence.

Conclusion and Appointment of Independent Registered Public Accounting Firm. Based on the reviews and discussions referred to above in this report, the AC recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Submitted by the Audit Committee of the Board:

Christine St.Clare (Chair)

Rick Sterling

Gail Sharps Myers

Erin Sharp

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by us under those statutes, the Audit Committee Report and reference to the independence of the AC members are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

ANNUAL REPORT; AVAILABLE INFORMATION

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024, is available over the Internet on our corporate website (www.aquabounty.com). The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

Stockholders may request a paper or email copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, free of charge, by following the instructions in the proxy materials. All reports and documents we file with the SEC are also available, free of charge, on our corporate website (www.aquabounty.com) under “Investor Relations.”

[Ma

BY ORDER OF THE BOARD OF DIRECTORS OF AQUABOUNTY TECHNOLOGIES, INC.

Sylvia Wulf
Chief Executive Officer and Board Chair

Harvard, Massachusetts

April 5, 2024

AquaBounty VOTE

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AquaBounty Technologies, Inc.

Notice of Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for the 2024 Annual Meeting — May 23, 2024

David Frank, Angela Olsen and Sylvia Wulf, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AquaBounty Technologies, Inc., which will be held on May 23, 2024, at 8:30 a.m. Eastern Time, or at any postponement or adjournment thereof.

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